EXHIBIT 23.1

                                   CONSENT OF

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and to the incorporation by reference therein of our report dated January 5, 2005, with respect to the consolidated financial statements of Genesis Technology Group, Inc. included in its Annual Report on Form 10-KSB for the year ended September 30, 2004 filed with the Securities and Exchange Commission.



                                        SHERB & CO., LLP
                                        Certified Public Accountants


New York, New York
September 30, 2005